JPF Securities Law, LLC

19720 JETTON ROAD, 3rd FLOOR

CORNELIUS, NC 28031

* Organized Under

The Laws of Nevada

TELEPHONE

646-807-9094

702-291-8334

* Admitted In Massachusetts

FACSIMILE

270-897-8338

March 24, 2011

Golden Fork Corporation

8 Hermitage Way, Meadowridge
Constantia, 7806 Western Cape, RSA

Re: Golden Fork Corporation Form S-1

Ladies and Gentlemen:

We have acted as counsel to Golden Fork Corporation (the "Company") in connection with its filing of the registration statement on Form S-1 (the "Registration Statement") covering a maximum of 2,000,000 shares of common stock, $.00001 par value (the "Common Stock"), as set forth in the Registration Statement.

We do not express any opinion with respect to the effect or applicability of the laws of any jurisdiction, other than the corporate laws of the State of Nevada and the federal laws of the United States of America.

In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

On basis of the forgoing, we are of the opinion that, when issued, the shares of Common Stock covered by the Registration Statement will be duly authorized, legally issued, fully paid and non-assessable;

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Interests of Named Experts and Counsel" in the prospectus constituting part of the Registration Statement.

Yours truly,

/s/ Jared Febbroriello

Jared P. Febbroriello, Esq. LL.M.